UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 27, 2005

Kendle International Inc.
(Exact name of registrant as specified in charter)

Ohio	000-23019	31-1274091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Vine Street, Suite 1200, Cincinnati, Ohio 45202
(Address of principal executive offices)

(513) 381-5500
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry Into a Material Definitive Agreement

        On May 27, 2005, Kendle International Inc. (the “Company”) amended and restated its $10,000,000 revolving credit facility that was set to expire on May 31, 2005 by entering into the Second Amended and Restated Credit Agreement (the “Amended Credit Facility”) with the several lenders specified therein and JPMorgan Chase Bank, N.A., as agent for the lenders (the “Agent”). The Credit Facility provides for, among other things, up to $20,000,000 of revolving credit (the “Revolver”) and the right to convert up to $10,000,000 into term loans in connection with Permitted Acquisitions (as defined in the Amended Credit Facility). In connection with entering into the Amended Credit Facility, the Company also entered into amended and restated notes with respect to term loans with a principal amount of $6,000,000 (the “Term Loans”). The Amended Credit Facility amends and restates in its entirety the Amended and Restated Credit Agreement dated as of June 3, 2002, as amended (the “Original Credit Facility”), among the Company, the several lenders identified therein and the Agent but is not intended to be a novation or discharge of the Company’s obligations under the Original Credit Facility.

        The Company’s Revolver borrowings are subject to the terms and conditions set forth in a Third Amended and Restated Revolving Note between the Company and each of Keybank National Association (the “Keybank Revolving Note”) and JPMorgan Chase Bank, N.A. (the “JPMorgan Revolving Note”). Permitted borrowings under the Keybank Revolving Note and the JPMorgan Revolving Note are $6,000,000 and $14,000,000, respectively. No initial draw under the Revolver has been made. Borrowings under the Revolver may consist of a combination of Base Rate Loans and Eurodollar Loans (each as defined in the Amended Credit Facility). Borrowings under Base Rate Loans bear interest at a rate (the “Base Rate”) that is the greater of: (a) the Federal Funds Rate plus 0.5%; and (b) the prime rate. Borrowings under Eurodollar Loans bear interest equal to the quotient obtained by dividing: (a) the Interbank Offered Rate (as defined in the Amended Credit Facility) by (b) one minus the Reserve Requirement (as defined in the Amended Credit Facility). The Revolver expires May 30, 2008, at which time all outstanding principal amounts and related interest become due.

        If the Company applies borrowings under the Revolver toward a Permitted Acquisition (as defined in the Amended Credit Facility), these borrowings will convert automatically into a five-year Acquisition Term Loan (as described in the Amended Credit Facility) upon the commencement of the calendar quarter subsequent to the Permitted Acquisition. Permitted Acquisitions are subject to several conditions that are set forth in the Amended Credit Facility. These conditions include, but are not limited to, a limit of $30,000,000 in aggregate consideration for any one or more Permitted Acquisitions in any calendar year. In addition, any borrowings converted to an Acquisition Term Loan will reduce, on a dollar-for-dollar basis, the Company’s permitted borrowing limit under the Revolver.

        As of the date of the Amended Credit Facility, the Company’s outstanding principal amount for the Term Loans was $6,000,000. Term Loans are subject to the terms and conditions of an Amended and Restated Term Note between the Company and each of Keybank National Association (the “Keybank Term Note”) and JPMorgan Chase Bank, N.A. (the “JPMorgan Term Note”). The outstanding principal amount under the Keybank Term Note is $1,800,000, and quarterly principal payments of $225,000 commence on the last business day of June 2005. The outstanding principal amount under the JPMorgan Term Note is $4,200,000, and quarterly principal payments of $525,000 commence on the last business day of June 2005. The Term Loans bear interest at the Base Rate plus the Applicable Percentage (as defined in the Amended Credit Facility), which is an interest rate corresponding to the Company’s Leverage Ratio (as defined in the Amended Credit Facility). The terms and conditions of the Keybank Term Note and the JPMorgan Term Note are substantially similar to the terms and conditions of the prior notes representing the Term Loans. The entire outstanding principal of the Term Loans and all remaining accrued interest thereon will be due and payable in full on or before March 31, 2007.

        Under the Amended Credit Facility, the Company agreed to various covenants and limitations. These covenants include, but are not limited to, financial covenants to maintain a minimum Fixed Charge Coverage Ratio, a minimum Leverage Ratio and a minimum liquidity ratio (each as defined in the Amended Credit Facility). The Company’s payment obligations are subject to acceleration upon failure to meet any such ratio as well as other specified events of default.

        Borrowings under the Amended Credit Facility are secured by cash deposits with the lenders under an Amended and Restated Pledge Agreement, as well as Pledged Securities, General Intangibles and Proceeds, each as defined in the Amended and Restated Pledge and Security Agreement dated June 3, 2002 (the “Security Agreement”). The Company, including certain of its subsidiaries, entered into the Security Agreement in connection with the Original Credit Facility, and the Security Agreement remains in full force and effect with respect to borrowings under the Amended Credit Facility. In addition, the Company and certain of its subsidiaries entered into an Amended and Restated Guarantee Agreement dated June 3, 2002 (the “Guarantee Agreement”) to guarantee, on a joint-and-several basis, the repayment of borrowings under the Original Credit Facility. This Guarantee Agreement remains in full force and effect with respect to borrowings under the Amended Credit Facility.

        A copy of the Amended Credit Facility is filed as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference. Exhibit 10.1 also includes copies of the notes related to the Revolver and the Term Loans, the form of Acquisition Term Loan, the Amended and Restated Pledge Agreement and other documents related to the Amended Credit Facility. Copies of the Security Agreement and the Guarantee Agreement are filed as Exhibit 10.2 and 10.3, respectively, to this Form 8-K and are incorporated herein by reference. The description herein of the Company’s rights and obligations under the Amended Credit Facility is intended to be a summary and is qualified in its entirety by reference to the complete terms and conditions of the Amended Credit Facility, including its related documents and agreements.

ITEM 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

ITEM 9.01    Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement
10.2	Amended and Restated Pledge and Security Agreement
10.3	Amended and Restated Guarantee Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2005	KENDLE INTERNATIONAL INC. /s/Douglas W. Campbell —————————————— Douglas W. Campbell Vice President, Secretary and Chief Legal Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement
10.2	Amended and Restated Pledge and Security Agreement
10.3	Amended and Restated Guarantee Agreement